Exhibit 99.1

East West Bancorp, Inc. 135 N. Los Robles Ave., 7th Fl. Pasadena, CA 91101 Tel. 626.768.6800 Fax 626.817.8838

News Release

FOR FURTHER INFORMATION AT THE COMPANY:

Tom Tolda

Chief Financial Officer

(626) 768-6788

EAST WEST BANCORP REPORTS FOURTH QUARTER 2008 EARNINGS OF $2.4 MILLION; INCREASED CAPITAL BY $306.5 MILLION; DECLARES DIVIDENDS FOR FIRST QUARTER 2009

Pasadena, CA – January 27, 2009 – East West Bancorp, Inc. (Nasdaq: EWBC), parent company of East West Bank, one of the nation’s premier community banks, today reported financial results for the fourth quarter and full year 2008. For the fourth quarter 2008, net income was $2.4 million, an increase of $33.6 million over a loss reported in third quarter. Our fourth quarter earnings include a provision for loan loss of $43.0 million and impairment write-down of securities of $9.7 million.

“2008 was a year of continuous uncertainty for the financial markets and the U.S. economy. Throughout this year of unprecedented challenges for the financial service industry, we had one objective - safeguarding our customer assets and shareholder interests,” stated Dominic Ng, Chairman, President and Chief Executive Officer of East West. “We were early to raise capital in April and again in December, which increased our risk-based capital ratio to 15.83% or over $600 million above the ‘well capitalized’ threshold at year-end. Throughout the year we have steadily increased our overall liquidity by $2.2 billion or 196%. We aggressively managed down problem loans, reducing total commitments on construction and land loans by $1.0 billion, a 31% decrease. At the same time, we increased the allowance for loan losses to $178.0 million, or 2.16% of total loans.”

Ng continued, “Our decisive actions in 2008 to significantly increase capital, liquidity, and reserve levels while minimizing credit exposures have better positioned us during this challenging economic environment.  We are entering 2009 with a solid balance sheet and the confidence to prudently extend credit by attracting new customers and expanding existing customer relationships. In the fourth quarter of 2008 we originated $327 million in new loans, primarily real estate, commercial business loans to small and mid-sized businesses and single family mortgages.”

“Currently our expectations for the full year of 2009 include loan balance growth of 11%, deposit balance growth of 5% and a net interest margin of approximately 3.20%. The entire East West team is poised and ready for the new challenges and opportunities 2009 will bring,” concluded Ng.

Full Year 2008 Highlights

•                  Capital Strengthened – During the full year 2008, we raised a total of $506.5 million in capital. We issued $200.0 million of convertible preferred stock in April and issued $306.5 million of preferred stock in December as a participant in the Treasury’s Capital Purchase Program.

•                  Liquidity Strengthened - Total borrowing capacity and cash as of December 31, 2008 increased to $3.3 billion, or 27% of total assets and 41% of total deposits. As of December, 31, 2008, cash and unused borrowing facilities increased $522.6 million or 19% from September 30, 2008 and $2.2 billion or 196% from December 31, 2007.

•                  Loan to Deposit Ratio - In early 2008 East West announced its plan to further strengthen the balance sheet and decrease the loan to deposit ratio. During the course of the fourth quarter and the full year, the loan to deposit ratio decreased substantially to 101% as of December 31, 2008, from 110% as of September 30, 2008 and 122% at December 31, 2007.

•                  Loan Portfolio Strengthened – Starting in early 2008, we performed intensive reviews of our entire loan portfolio and reduced our exposures significantly for problem loans. We increased our allowance for loan losses by $89.6 million or 101% during the year. Year to date, total commitments on construction and land loans decreased by $1.0 billion. Total land loans decreased $104.7 million or 15% and total commitments on construction loans decreased $907.8 million or 36%.

•                  Reduction in Operating Expenses – Throughout 2008 we continued to reduce operating expenses despite rising credit cycle costs. Noninterest expense was $44.2 million for the quarter, a decrease of $4.3 million or 9% from third quarter 2008, a decrease of $11.5 million or 21% from second quarter 2008 and a decrease of $8.7 million from first quarter 2008.

Fourth Quarter Summary

•                  Credit Quality - Total loan delinquencies have remained relatively stable, increasing $11.3 million or 4% from September 30, 2008 and decreasing $41.7 million or 11% from June 30, 2008.  Total nonperforming assets to total assets increased to 2.12% up from 1.71% at September 30, 2008. The increase in nonperforming assets from the prior quarter is a result of increases in nonaccrual loans and real estate owned assets, primarily in land and residential construction.

•                  Allowance for Loan Losses Strengthened - Total allowance for loan losses increased to $178.0 million, or 2.16% of outstanding loans. We continued to increase the reserve for loan losses, recording provision for loan losses of $43 million and total net loan charge-offs of $41.5 million for the quarter.

•                  Deposits Increased – Total deposits increased to a record $8.1 billion at year-end. In fourth quarter, we increased deposits $605.6 million or 8% over prior quarter, reflecting strong increases in time and money market deposits.

Capital Strength

(In thousands, except per share amounts)

	12/31/2008	9/30/2008	12/31/2007
Summary
Total Leverage Capital	1,432,662	1,137,419	991,695
Total Risk-Based Capital	1,637,635	1,340,899	1,166,487
Leverage Capital Ratio	12.36%	9.84%	8.73%
Tier 1 Capital Ratio	13.85%	11.12%	8.95%
Total Risk-Based Capital Ratio	15.83%	13.12%	10.53%

Well Capitalized Figures
Total Well Capitalized Leverage Requirement (5%)	579,424	578,024	568,170
Total Excess Above Well Capitalized Leverage Requirement	853,238	559,394	423,525

Total Well Capitalized Tier-1 Capital Requirement (6%)	620,605	613,441	664,564
Total Excess Above Well Capitalized Tier 1 Capital Requirement	812,058	523,978	327,131

Total Well Capitalized Risk-Based Capital Requirement (10%)	1,034,341	1,022,401	1,107,607
Total Excess Above Well Capitalized Risk-Based Capital Requirement	603,294	318,498	58,881

During the fourth quarter we issued $306.5 million in preferred stock through the Treasury’s Capital Purchase Program which resulted in total shareholders’ equity of $1.6 billion at December 31, 2008. Total assets as of December 31, 2008 increased to a record $12.4 billion, an increase of $701.9 million or 6% from September 30, 2008.

East West has always been committed to maintaining strong capital levels and has been very well capitalized throughout this economic cycle. As of the end of the fourth quarter, our leverage capital ratio increased to 12.36%, tier 1 capital increased to 13.85% and total risk-based capital increased to 15.83%.  East West significantly exceeds well capitalized minimums under all regulatory guidelines.

Managing Through the Credit Cycle

Total nonperforming assets as of December 31, 2008 totaled $263.9 million or 2.12% of total assets, compared to $200.6 million or 1.71% of total assets at September 30, 2008. The increase in nonperforming assets was primarily due to increases in nonaccrual loans and real estate owned. Nonperforming assets as of December 31, 2008 included nonaccrual loans totaling $214.6 million, other real estate owned totaling $38.3 million and loans modified or restructured totaling $11.0 million.

Total nonaccrual loans as of December 31, 2008 were $214.6 million, compared to $177.3 million at September 30, 2008. Included in nonaccrual loans as of December 31, 2008 are loans totaling $32.5 million which were not 90 days past due as of December 31, 2008, but that we classified as nonaccrual due to concerns surrounding collateral and future collectability.

The residential construction and land portfolios continue to be impacted by the real estate downturn. Over the course of the year, we have actively reduced land and construction loans and have decreased total commitments for these assets by $1.0 billion. During the quarter, the Company sold eighteen real estate owned (REO) assets with a carrying value of $16.1 million and sold fourteen nonperforming loans with a carrying value of $32.8 million. This follows third quarter’s activity where we sold $18.4 million of REO assets and $68.0 million in nonperforming loans. The loans and REO assets sold were predominantly land and residential construction loans.

The $43.0 million provision for loan losses taken during the fourth quarter of 2008 was flat compared to third quarter and was a decrease from $85.0 million in the second quarter and $55.0 million in the first quarter. At December 31, 2008, the allowance for loan losses increased to $178.0 million or 2.16% of outstanding loans, compared to $177.2 million or 2.14% of outstanding loans at September 30, 2008.  The Company’s methodology for calculating the allowance for loan losses includes factors such as historical loss trends, asset classification, collateral deficiency, delinquency, credit concentrations and overall economic conditions. Based on management’s evaluation and analysis of portfolio credit quality and prevailing economic conditions, we believe these reserves are adequate for losses inherent in the loan portfolio as of December 31, 2008.

For the fourth quarter of 2008, East West had net charge-offs of $41.5 million, compared to $39.7 million during the third quarter of 2008. The net charge-offs for the fourth quarter were comprised of $42.3 million in gross charge-offs and $801 thousand in recoveries. Of the total net charge-offs of $41.5 million for the fourth quarter, 63% or $26.2 million were from land and residential construction loans.

Fourth Quarter 2008 Operating Results

(In thousands, except per share amounts)

	Quarter Ended December 31, 2008
	Total Amount	Per Share Amount

Interest and dividend income	$149,907	$2.38
Interest expense	(73,053)	(1.16)
Net interest income before provision for loan losses	76,854	1.22
Noninterest income before impairment writedown on investment securities	8,790	0.14
Noninterest expense	(44,199)	(0.70)
Income before provision for loan losses and impairment writedown on investment securities	41,445	0.66
Provision for loan losses	(43,000)	(0.68)
Impairment writedown on investment securities	(9,653)	(0.15)
Loss before benefit for income taxes	(11,208)	(0.17)
Benefit for income taxes	13,574	0.22
Net income	2,366	0.05
Preferred stock dividend and amortization of preferred stock discount	(5,385)	(0.10)
Net (loss) available to common stockholders	$(3,019)	$(0.05)

Net interest income for the fourth quarter totaled $76.9 million. The net interest margin for the quarter totaled 2.72%, compared to 3.10% in the prior quarter. The decrease in the net interest margin is largely due to the impact from the 175 basis point decrease in the fed funds rate during the quarter to a target rate of 0 to 0.25%.

Excluding the non-cash charge for impairment of investment securities, noninterest income for the fourth quarter totaled $8.8 million, down from $10.0 million in the third quarter of 2008 and $14.0 million from the prior year period. This decrease in the fourth quarter as compared to the prior quarter and prior year was primarily due to lower gains on sales of investment securities and loans and impairment of mortgage servicing rights and other assets in the fourth quarter of 2008.

During the fourth quarter of 2008, we continued to carefully control all expenditures and reduce noninterest expense. Noninterest expense totaled $44.2 million for the fourth quarter 2008, a decrease of $4.3 million or 9% from the third quarter and decrease of $11.5 million or 21% from second quarter. The decline in noninterest expense reflects lower compensation and employee benefits due to reduced staffing levels and total compensation related costs. The efficiency ratio was 47.5% for the fourth quarter, compared to 46.4% in third quarter of 2008.

The tax benefit during the quarter was $13.6 million, $2.4 million greater than the net loss before income taxes. This was largely a result of a $5.7 million tax benefit in the fourth quarter resulting from other than temporary impairment charges on Fannie Mae and Freddie Mac preferred stock in the third quarter. This benefit was due to the change in law in October 2008 allowing banks to recognize other than temporary impairment charges in Fannie Mae and Freddie Mac preferred stock as ordinary losses.

Investment Securities

During the fourth quarter, we recorded other than temporary impairment on investment securities of $9.7 million related to four pooled trust preferred securities. Year to date, total impairment on the pooled trust preferred securities totaled $17.8 million. The fair values of these securities continue to be negatively impacted by the illiquidity in the market for these securities. The Company has the ability and intent to hold these securities until all principal and interest is fully recovered.

Deposit Summary

Total deposits as of December 31, 2008 increased to $8.1 billion, up $605.6 million or 8% from $7.5 billion at September 30, 2008. Quarter over quarter, core deposits increased $191.3 million or 6% and time deposits increased $414.3 million or 10%. With the instability in the overall banking environment, we promoted fully insured deposit programs to our customers during the third and fourth quarters. These efforts resulted in time deposits growing at a higher pace than core deposits during the fourth quarter of 2008. The average cost of deposits for the fourth quarter of 2008 was 2.14%, a 3 basis point decrease from the third quarter of 2008.

Dividend Payout

East West Bank’s Board of Directors has declared first quarter dividends on the common and non-cumulative perpetual convertible preferred stock, series A. While the Bank’s capital position is very strong, the Board reduced the common stock dividend to $0.02 per share for the first quarter of 2009 in light of the challenging financial market conditions and what it believes is a responsibility to preserve capital. The common stock cash dividend of $0.02 per share is payable on or about February 24, 2009 to shareholders of record on February 10, 2009. The dividend on the non-cumulative perpetual convertible preferred stock, series A of $20.00 per depository share is payable on February 1, 2009 to shareholders of record on January 15, 2009.

About East West

East West Bancorp is a publicly owned company with $12.4 billion in assets and is traded on the Nasdaq Global Select Market under the symbol “EWBC”. The Company’s wholly owned subsidiary, East West Bank, is the second largest independent commercial bank headquartered in Southern California with 71 branch locations. East West Bank serves the community with 69 branch locations across Southern and Northern California and a branch location in Houston, Texas. East West Bank has three international locations in Greater China, including a full-service branch in Hong Kong and representative offices in Beijing and Shanghai. For more information on East West Bancorp, visit the Company’s website at www.eastwestbank.com.

Forward-Looking Statements

This release may contain forward-looking statements, which are included in accordance with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and accordingly, the cautionary statements contained in East West Bancorp’s Annual Report on Form 10-K for the year ended Dec. 31, 2007 (See Item I — Business, and Item 7 — Management’s Discussion and Analysis of Consolidated Financial Condition and Results of Operations), and other filings with the Securities and Exchange Commission are incorporated herein by reference. These factors include, but are not limited to: the effect of interest rate and currency exchange fluctuations; competition in the financial services market for both deposits and loans; EWBC’s ability to efficiently incorporate acquisitions into its operations; the ability of borrowers to perform as required under the terms of their loans; effect of additional provisions for loan losses; effect of any goodwill impairment, the ability of EWBC and its subsidiaries to increase its customer base; the effect of regulatory and legislative action, including California tax legislation and an announcement by the state’s Franchise Tax Board regarding the taxation of Registered Investment Companies; and regional and general economic conditions.  Actual results and performance in future periods may be materially different from any future results or performance suggested by the forward-looking statements in this release. Such forward-looking statements speak only as of the date of this release. East West expressly disclaims any obligation to update or revise any forward-looking statements found herein to reflect any changes in the Bank’s expectations of results or any change in event.

EAST WEST BANCORP, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except per share amounts)

(unaudited)

	December 31, 2008	December 31, 2007	% Change
Assets
Cash and cash equivalents	$878,853	$160,347	448
Short-term investments	228,441	—	NA
Securities purchased under resale agreements	50,000	150,000	(67)
Investment securities held-to-maturity, at amortized cost	122,317	—	NA
Investment securities available-for-sale, at fair value	2,040,194	1,887,136	8
Loans receivable (net of allowance for loan losses of $178,027 and $88,407)	8,069,377	8,750,921	(8)
Other real estate owned, net	38,302	1,500	2,453
Premiums on deposits acquired, net	21,190	28,459	(26)
Goodwill	337,438	335,366	1
Other assets	638,075	538,483	18
Total assets	$12,424,187	$11,852,212	5

Liabilities and Stockholders’ Equity
Deposits	$8,141,959	$7,278,914	12
Federal funds purchased	28,022	222,275	(87)
Federal Home Loan Bank advances	1,353,307	1,808,419	(25)
Securities sold under repurchase agreements	998,430	1,001,955	(0)
Notes payable	16,506	16,242	2
Long-term debt	235,570	235,570	0
Accrued expenses and other liabilities	98,502	117,014	(16)
Total liabilities	10,872,296	10,680,389	2
Stockholders’ equity	1,551,891	1,171,823	32
Total liabilities and stockholders’ equity	$12,424,187	$11,852,212	5
Book value per common share	$16.94	$18.56	(9)
Number of common shares at period end	63,746	63,137	1

Ending Balances

	December 31, 2008	December 31, 2007	% Change
Loans receivable
Real estate - single family	$491,315	$433,337	13
Real estate - multifamily	677,989	690,941	(2)
Real estate - commercial	3,472,000	3,502,213	(1)
Real estate - land	576,564	681,260	(15)
Real estate - construction	1,260,724	1,547,082	(19)
Commercial	1,210,260	1,314,068	(8)
Trade finance	343,959	491,690	(30)
Consumer	216,642	184,518	17
Total gross loans receivable	8,249,453	8,845,109	(7)
Unearned fees, premiums and discounts	(2,049)	(5,781)	(65)
Allowance for loan losses	(178,027)	(88,407)	101
Net loans receivable	$8,069,377	$8,750,921	(8)

Deposits
Noninterest-bearing demand	$1,292,997	$1,431,730	(10)
Interest-bearing checking	363,285	472,943	(23)
Money market	1,323,402	1,090,949	21
Savings	420,133	477,779	(12)
Total core deposits	3,399,817	3,473,401	(2)
Time deposits less than $100,000	1,521,988	926,459	64
Time deposits $100,000 or greater	3,220,154	2,879,054	12
Total time deposits	4,742,142	3,805,513	25
Total deposits	$8,141,959	$7,278,914	12

EAST WEST BANCORP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

(unaudited)

	Quarter Ended December 31,		%
	2008	2007	Change

Interest and dividend income	$149,907	$201,448	(26)
Interest expense	(73,053)	(94,840)	(23)
Net interest income before provision for loan losses	76,854	106,608	(28)
Provision for loan losses	(43,000)	(9,000)	378
Net interest income after provision for loan losses	33,854	97,608	(65)
Noninterest (loss) income	(863)	13,978	(106)
Noninterest expense	(44,199)	(52,279)	(15)
(Loss) income before benefit (provision) for income taxes	(11,208)	59,307	(119)
Benefit (provision) for income taxes	13,574	(22,062)	(162)
Net income	$2,366	$37,245	(94)
Preferred stock dividend and amortization of preferred stock discount	(5,385)	—	NA
Net (loss) income available to common stockholders	$(3,019)	$37,245	(108)
Net (loss) income per share, basic	$(0.05)	$0.60	(108)
Net (loss) income per share, diluted	$(0.05)	$0.59	(108)
Shares used to compute per share net (loss) income:
- Basic	62,932	62,437	1
- Diluted	62,932	63,157	(0)

	Quarter Ended December 31,		%
	2008	2007	Change
Noninterest income:
Impairment writedown on investment securities	$(9,653)	$—	NA
Branch fees	4,247	4,404	(4)
Letters of credit fees and commissions	2,267	2,564	(12)
Net gain on sale of investment securities available-for-sale	1,238	2,615	(53)
Ancillary loan fees	738	1,609	(54)
Other operating income	300	2,786	(89)
Total noninterest (loss) income	$(863)	$13,978	(106)

Noninterest expense:
Compensation and employee benefits	15,658	22,415	(30)
Occupancy and equipment expense	6,627	6,999	(5)
Other real estate owned expense	2,493	10	24,830
Deposit insurance premiums and regulatory assessments	2,032	378	438
Amortization of investments in affordable housing partnerships	1,751	1,437	22
Legal expense	1,687	1,940	(13)
Amortization and impairment writedowns of premiums on deposits acquired	1,125	2,022	(44)
Data processing	1,108	1,415	(22)
Consulting expense	610	987	(38)
Other operating expense	11,108	14,676	(24)
Total noninterest expense	$44,199	$52,279	(15)

EAST WEST BANCORP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

(unaudited)

	Year Ended December 31,		%
	2008	2007	Change

Interest and dividend income	$664,858	$773,607	(14)
Interest expense	(309,694)	(365,613)	(15)
Net interest income before provision for loan losses	355,164	407,994	(13)
Provision for loan losses	(226,000)	(12,000)	1,783
Net interest income after provision for loan losses	129,164	395,994	(67)
Noninterest (loss) income	(25,062)	49,520	(151)
Noninterest expense	(201,270)	(183,255)	10
(Loss) income before benefit (provision) for income taxes	(97,168)	262,259	(137)
Benefit (provision) for income taxes	47,485	(101,092)	(147)
Net (loss) income	$(49,683)	$161,167	(131)
Preferred stock dividend and amortization of preferred stock discount	(9,474)	—
Net (loss) income available to common stockholders	$(59,157)	$161,167
Net (loss) income per share, basic	$(0.94)	$2.63	(136)
Net (loss) income per share, diluted	$(0.94)	$2.60	(136)
Shares used to compute per share net (loss) income:
- Basic	62,673	61,180	2
- Diluted	62,673	62,093	1

	Year Ended December 31,		%
	2008	2007	Change
Noninterest income:
Impairment writedown on investment securities	$(73,165)	$(405)	17,965
Branch fees	16,972	15,071	13
Letters of credit fees and commissions	9,739	10,252	(5)
Net gain on sale of investment securities available-for-sale	9,005	7,833	15
Ancillary loan fees	4,646	5,773	(20)
Other operating income	7,741	10,996	(30)
Total noninterest (loss) income	$(25,062)	$49,520	(151)

Noninterest expense:
Compensation and employee benefits	82,236	85,926	(4)
Occupancy and equipment expense	26,991	25,582	6
Amortization of investments in affordable housing partnerships	7,272	4,958	47
Amortization and impairment writedowns of premiums on deposits acquired	7,270	6,846	6
Deposit insurance premiums and regulatory assessments	7,223	1,399	416
Other real estate owned expense (income)	6,013	(1,237)	(586)
Legal expense	5,577	3,198	74
Data processing	4,494	4,818	(7)
Consulting expense	4,398	3,324	32
Other operating expense	49,796	48,441	3
Total noninterest expense	$201,270	$183,255	10

EAST WEST BANCORP, INC.

SELECTED FINANCIAL INFORMATION

(In thousands)

(unaudited)

	Quarter Ended December 31,		%
Average Balances	2008	2007	Change
Loans receivable
Real estate - single family	$493,415	$384,271	28
Real estate - multifamily	682,455	753,235	(9)
Real estate - commercial	3,407,697	3,459,272	(1)
Real estate - land	579,335	668,686	(13)
Real estate - construction	1,311,622	1,533,574	(14)
Commercial	1,179,123	1,258,398	(6)
Trade finance	369,108	467,632	(21)
Consumer	210,448	180,195	17
Total loans receivable	8,233,203	8,705,263	(5)
Investment securities held-to-maturity	39,508	—	NA
Investment securities available-for-sale	2,184,334	1,893,193	15
Earning assets	11,219,272	10,872,066	3
Total assets	11,949,168	11,699,951	2

Deposits
Noninterest-bearing demand	$1,311,283	$1,398,794	(6)
Interest-bearing checking	367,792	436,946	(16)
Money market	1,153,171	1,280,265	(10)
Savings	419,757	508,540	(17)
Total core deposits	3,252,003	3,624,545	(10)
Time deposits less than $100,000	1,599,486	928,462	72
Time deposits $100,000 or greater	2,855,376	2,879,172	(1)
Total time deposits	4,454,862	3,807,634	17
Total deposits	7,706,865	7,432,179	4
Interest-bearing liabilities	9,143,800	8,971,407	2
Stockholders’ equity	1,363,161	1,174,883	16

EAST WEST BANCORP, INC.

SELECTED FINANCIAL INFORMATION

(In thousands)

(unaudited)

	Year Ended December 31,		%
Average Balances	2008	2007	Change
Loans receivable
Real estate - single family	$467,739	$349,230	34
Real estate - multifamily	707,621	1,083,245	(35)
Real estate - commercial	3,483,258	3,336,119	4
Real estate - land	631,951	558,278	13
Real estate - construction	1,481,248	1,371,983	8
Commercial	1,205,365	1,115,882	8
Trade finance	423,367	376,934	12
Consumer	201,276	163,318	23
Total loans receivable	8,601,825	8,354,989	3
Investment securities held-to-maturity	9,931	—	NA
Investment securities available-for-sale	2,035,866	1,727,961	18
Earning assets	11,119,888	10,368,051	7
Total assets	11,802,787	11,079,770	7

Deposits
Noninterest-bearing demand	$1,362,617	$1,312,709	4
Interest-bearing checking	404,404	412,550	(2)
Money market	1,099,576	1,302,898	(16)
Savings	452,259	412,272	10
Total core deposits	3,318,856	3,440,429	(4)
Time deposits less than $100,000	1,164,622	956,203	22
Time deposits $100,000 or greater	3,018,876	2,862,017	5
Total time deposits	4,183,498	3,818,220	10
Total deposits	7,502,354	7,258,649	3
Interest-bearing liabilities	9,057,073	8,540,086	6
Stockholders’ equity	1,245,777	1,082,561	15

EAST WEST BANCORP, INC.

SELECTED FINANCIAL INFORMATION

(In thousands)

(unaudited)

	Quarter Ended December 31,		%
Selected Ratios	2008	2007	Change
For The Period
Return on average assets	0.08%	1.27%	(94)
Return on average common equity	-1.12%	12.68%	(109)
Interest rate spread (3)	2.13%	3.18%	(33)
Net interest margin (3)	2.72%	3.91%	(30)
Yield on earning assets (3)	5.30%	7.37%	(28)
Cost of deposits	2.14%	3.15%	(32)
Cost of funds	2.77%	3.63%	(24)
Noninterest expense/average assets (1)	1.38%	1.67%	(17)
Efficiency ratio (1)	47.52%	40.49%	17
Net chargeoffs to average loans (2)	2.02%	0.24%	748
Gross loan chargeoffs	$42,304	$5,241	707
Loan recoveries	$(801)	$(66)	1,114
Net loan chargeoffs	$41,503	$5,175	702

	Year Ended December 31,		%
Selected Ratios	2008	2007	Change
For The Period
Return on average assets	-0.42%	1.45%	(129)
Return on average common equity	-5.41%	14.89%	(136)
Interest rate spread (3)	2.56%	3.19%	(20)
Net interest margin (3)	3.19%	3.94%	(19)
Yield on earning assets (3)	5.97%	7.47%	(20)
Cost of deposits	2.37%	3.32%	(29)
Cost of funds	2.96%	3.71%	(20)
Noninterest expense/average assets (1)	1.57%	1.55%	1
Efficiency ratio (1)	45.94%	37.44%	23
Net chargeoffs to average loans (2)	1.64%	0.08%	1,932
Gross loan chargeoffs	$147,451	$7,206	1,946
Loan recoveries	$(6,027)	$(445)	1,254
Net loan chargeoffs	$141,424	$6,761	1,992

Period End
Tier 1 risk-based capital ratio	13.85%	8.95%	55
Total risk-based capital ratio	15.83%	10.53%	50
Tier 1 leverage capital ratio	12.36%	8.73%	42

(1)

Excludes the amortization of intangibles, amortization and impairment writedowns of premiums on deposits acquired, impairment writedown on goodwill and investment securities, and amortization of investments in affordable housing partnerships.

(2)	Annualized.
(3)

Yields on certain securities have been adjusted upward to a “fully taxable equivalent” basis in order to reflect the effect of income which is exempt from federal income taxation at the current statutory tax rate.

EAST WEST BANCORP, INC.

QUARTER TO DATE AVERAGE BALANCES, YIELDS AND RATES PAID

(In thousands)

(unaudited)

	Quarter Ended December 31,
	2008			2007
	Average			Average
	Volume	Interest	Yield (1)	Volume	Interest	Yield (1)

ASSETS
Interest-earning assets:
Short-term investments (2)	$598,254	$3,922	2.60%	$28,878	$340	4.67%
Securities purchased under resale agreements (term)	50,000	1,278	10.14%	150,000	3,322	8.79%
Investment securities held-to-maturity	39,508	697	7.00%	—	—	—
Investment securities available-for-sale (3)	2,184,334	23,962	4.35%	1,893,193	30,248	6.34%
Loans receivable	8,233,203	120,148	5.79%	8,705,263	166,644	7.59%
Federal Home Loan Bank and Federal Reserve Bank stocks (4)	113,973	(100)	-0.35%	94,732	1,306	5.47%
Total interest-earning assets	11,219,272	149,907	5.30%	10,872,066	201,860	7.37%

Noninterest-earning assets:
Cash and due from banks	140,773			177,071
Allowance for loan losses	(178,721)			(85,944)
Other assets	767,844			736,758
Total assets	$11,949,168			$11,699,951

LIABILITIES AND STOCKHOLDERS’ EQUITY
Interest-bearing liabilities:
Checking accounts	367,792	519	0.56%	436,946	1,692	1.54%
Money market accounts	1,153,171	5,559	1.91%	1,280,265	12,142	3.76%
Savings deposits	419,757	807	0.76%	508,540	1,989	1.55%
Time deposits less than $100,000	1,599,486	10,728	2.66%	928,462	8,595	3.67%
Time deposits $100,000 or greater	2,855,376	23,901	3.32%	2,879,172	34,640	4.77%
Federal funds purchased	11,690	41	1.39%	213,121	2,568	4.78%
Federal Home Loan Bank advances	1,501,870	16,298	4.31%	1,486,975	18,155	4.84%
Securities sold under repurchase agreements	999,088	12,181	4.84%	1,002,356	10,691	4.23%
Long-term debt	235,570	3,019	5.08%	235,570	4,368	7.36%
Total interest-bearing liabilities	9,143,800	73,053	3.17%	8,971,407	94,840	4.19%

Noninterest-bearing liabilities:
Demand deposits	1,311,283			1,398,794
Other liabilities	130,924			154,867
Stockholders’ equity	1,363,161			1,174,883
Total liabilities and stockholders’ equity	$11,949,168			$11,699,951

Interest rate spread			2.13%			3.18%

Net interest income and net yield on interest-earning assets (3)		$76,854	2.72%		$107,020	3.91%

(1) Annualized

(2) Includes short-term securities purchased under resale agreements.

(3) Amounts calculated on a fully taxable equivalent basis using the current statutory federal tax rate.

(4) On January 8, 2009, the FHLB announced the suspension of the fourth quarter 2008’s dividend payment.

EAST WEST BANCORP, INC.

YEAR TO DATE AVERAGE BALANCES, YIELDS AND RATES PAID

(In thousands)

(unaudited)

	Year Ended December 31,
	2008			2007
	Average			Average
	Volume	Interest	Yield (1)	Volume	Interest	Yield (1)

ASSETS
Interest-earning assets:
Short-term investments (2)	$303,344	$7,468	2.46%	$18,576	$904	4.87%
Securities purchased under resale agreements (term)	53,552	6,372	11.87%	182,055	15,064	8.27%
Investment securities held-to-maturity	9,931	697	7.00%	—	—	—
Investment securities available-for-sale (3)	2,035,866	100,776	4.94%	1,727,961	103,141	5.97%
Loans receivable	8,601,825	545,260	6.32%	8,354,989	650,717	7.79%
Federal Home Loan Bank and Federal Reserve Bank stocks (4)	115,370	5,175	4.47%	84,470	4,581	5.42%
Total interest-earning assets	11,119,888	665,748	5.97%	10,368,051	774,407	7.47%

Noninterest-earning assets:
Cash and due from banks	137,730			156,081
Allowance for loan losses	(144,154)			(80,161)
Other assets	689,323			635,799
Total assets	$11,802,787			$11,079,770

LIABILITIES AND STOCKHOLDERS’ EQUITY
Interest-bearing liabilities:
Checking accounts	404,404	3,226	0.80%	412,550	6,646	1.61%
Money market accounts	1,099,576	25,805	2.34%	1,302,898	53,021	4.07%
Savings deposits	452,259	4,148	0.91%	412,272	4,400	1.07%
Time deposits less than $100,000	1,164,622	35,061	3.00%	956,203	37,164	3.89%
Time deposits $100,000 or greater	3,018,876	109,820	3.63%	2,862,017	139,804	4.88%
Federal funds purchased	89,309	2,217	2.48%	173,103	8,899	5.14%
Federal Home Loan Bank advances	1,592,125	70,661	4.43%	1,230,940	61,710	5.01%
Securities sold under repurchase agreements	1,000,332	46,062	4.59%	978,739	38,366	3.92%
Long-term debt	235,570	12,694	5.37%	211,364	15,603	7.38%
Total interest-bearing liabilities	9,057,073	309,694	3.41%	8,540,086	365,613	4.28%

Noninterest-bearing liabilities:
Demand deposits	1,362,617			1,312,709
Other liabilities	137,320			144,414
Stockholders’ equity	1,245,777			1,082,561
Total liabilities and stockholders’ equity	$11,802,787			$11,079,770

Interest rate spread			2.56%			3.19%

Net interest income and net yield on interest-earning assets (3)		$356,054	3.19%		$408,794	3.94%

(1) Annualized

(2) Includes short-term securities purchased under resale agreements.

(3) Amounts calculated on a fully taxable equivalent basis using the current statutory federal tax rate.

(4) On January 8, 2009, the FHLB announced the suspension of the fourth quarter 2008’s dividend payment.

EAST WEST BANCORP, INC.

QUARTERLY ALLOWANCE FOR LOAN LOSSES RECAP

(In thousands)

(unaudited)

	Quarter Ended
	December 31, 2008	September 30, 2008	June 30, 2008	March 31, 2008
LOANS
Allowance balance, beginning of period	$177,155	$168,413	$117,120	$88,407
Allowance for unfunded loan commitments and letters of credit	(625)	5,437	1,136	(904)
Provision for loan losses	43,000	43,000	85,000	55,000
Net Charge-offs:
Real estate - single family	1,756	1,022	632	75
Real estate - multifamily	524	1,006	436	—
Real estate - commercial	750	663	(3)	—
Real estate - land	9,039	19,128	16,337	5,078
Real estate - residential construction	17,127	13,557	15,726	8,565
Real estate - commercial construction	—	—	—	—
Commercial	8,054	3,474	640	11,636
Trade finance	4,026	750	922	—
Consumer	227	95	153	29
Total net charge-offs	41,503	39,695	34,843	25,383
Allowance balance, end of period	$178,027	$177,155	$168,413	$117,120

UNFUNDED LOAN COMMITMENTS AND LETTERS OF CREDIT:
Allowance balance, beginning of period	$5,716	$11,153	$12,289	$11,385
Provision for unfunded loan commitments and letters of credit	625	(5,437)	(1,136)	904
Allowance balance, end of period	$6,341	$5,716	$11,153	$12,289
GRAND TOTAL, END OF PERIOD	$184,368	$182,871	$179,566	$129,409

Nonperforming assets to total assets	2.12%	1.71%	1.64%	0.63%
Allowance for loan losses to total gross loans at end of period	2.16%	2.14%	1.95%	1.32%
Allowance for loan losses and unfunded loan commitments to total gross loans at end of period	2.23%	2.21%	2.07%	1.46%
Allowance to nonaccrual loans at end of period	82.95%	99.92%	98.59%	202.41%
Nonaccrual loans to total loans	2.60%	2.14%	1.97%	0.65%

EAST WEST BANCORP, INC

TOTAL NON-PERFORMING ASSETS AS OF DECEMBER 31, 2008

(in thousands)

(unaudited)

	Total Nonaccrual Loans		Total	Modified or		Total
Loan Type	90+ Days Delinquent	Under 90+ Days Delinquent	Nonaccrual Loans	Restructured Loans	REO Assets	Non-Performing Assets
Real estate - single family	$13,519	$—	$13,519	$1,201	$419	$15,139
Real estate - multifamily	11,845	—	11,845	3,519	1,136	16,500
Real estate - commercial	24,680	—	24,680	2,406	4,882	31,968
Real estate - land	66,185	12,892	79,077	—	10,307	89,384
Real estate - residential construction	27,052	8,766	35,818	—	21,146	56,964
Real estate - commercial construction	30,581	—	30,581	—	—	30,581
Commercial	6,570	10,604	17,174	3,866	142	21,182
Trade Finance	65	—	65	—	270	335
Consumer	1,654	194	1,848	—	—	1,848
Total	$182,151	$32,456	$214,607	$10,992	$38,302	$263,901

EAST WEST BANCORP, INC

TOTAL NON-PERFORMING ASSETS AS OF SEPTEMBER 30, 2008

(in thousands)

(unaudited)

	Total Nonaccrual Loans		Total	Modified or		Total
Loan Type	90+ Days Delinquent	Under 90+ Days Delinquent	Nonaccrual Loans	Restructured Loans	REO Assets	Non-Performing Assets
Real estate - single family	$5,486	$—	$5,486	$1,405	$2,715	$9,606
Real estate - multifamily	9,758	—	9,758	—	502	10,260
Real estate - commercial	14,353	4,511	18,864	1,763	1,043	21,670
Real estate - land	52,926	11,882	64,808	—	4,370	69,178
Real estate - residential construction	44,526	9,783	54,309	—	8,461	62,770
Real estate - commercial construction	13,073	—	13,073	—	—	13,073
Commercial	8,972	973	9,945	2,496	424	12,865
Trade Finance	—	—	—	—	—	—
Consumer	866	194	1,060	—	92	1,152
Total	$149,960	$27,343	$177,303	$5,664	$17,607	$200,574

EAST WEST BANCORP, INC

TOTAL NON-PERFORMING ASSETS AS OF JUNE 30, 2008

(in thousands)

(unaudited)

	Total Nonaccrual Loans		Total	Modified or		Total
Loan Type	90+ Days Delinquent	Under 90+ Days Delinquent	Nonaccrual Loans	Restructured Loans	REO Assets	Non-Performing Assets
Real estate - single family	$7,247	$—	$7,247	$—	$1,635	$8,882
Real estate - multifamily	7,010	—	7,010	—	4,658	11,668
Real estate - commercial	18,326	—	18,326	1,699	—	20,025
Real estate - land	46,773	24,829	71,602	—	1,000	72,602
Real estate - residential construction	38,035	15,572	53,607	—	10,105	63,712
Real estate - commercial construction	4,283	—	4,283	—	—	4,283
Commercial	7,722	—	7,722	2,993	—	10,715
Trade Finance	621	—	621	—	—	621
Consumer	476	—	476	—	92	568
Total	$130,493	$40,401	$170,894	$4,692	$17,490	$193,076

EAST WEST BANCORP, INC

DELINQUENT LOANS BY LOAN CATEGORIES AS OF DECEMBER 31, 2008

(in thousands)

(unaudited)

Loan Type	30-59 Days Delinquent	60-89 Days Delinquent	90+ Days Delinquent	Total Delinquent Loans
Real estate - single family	16,708	$6,237	$13,519	$36,464
Real estate - multifamily	9,372	2,382	11,845	23,599
Real estate - commercial	21,036	18,364	24,680	64,080
Real estate - land	9,335	19,002	66,185	94,522
Real estate - residential construction	13,242	9,379	27,052	49,673
Real estate - commercial construction	—	—	30,581	30,581
Commercial	3,970	13,918	6,570	24,458
Trade finance	374	—	65	439
Consumer	1,326	252	1,654	3,232
Total Delinquent Loans	$75,363	$69,534	$182,151	$327,048

EAST WEST BANCORP, INC

DELINQUENT LOANS BY LOAN CATEGORIES AS OF SEPTEMBER 30, 2008

(in thousands)

(unaudited)

Loan Type	30-59 Days Delinquent	60-89 Days Delinquent	90+ Days Delinquent	Total Delinquent Loans
Real estate - single family	$8,282	$5,536	$5,486	$19,304
Real estate - multifamily	9,415	2,939	9,758	22,112
Real estate - commercial	21,434	8,608	14,353	44,395
Real estate - land	5,216	2,154	52,926	60,296
Real estate - residential construction	37,947	14,143	44,526	96,616
Real estate - commercial construction	14,839	18,450	13,073	46,362
Commercial	12,726	798	8,972	22,496
Trade finance	—	—	—	—
Consumer	1,818	1,459	866	4,143
Total Delinquent Loans	$111,677	$54,087	$149,960	$315,724

EAST WEST BANCORP, INC

DELINQUENT LOANS BY LOAN CATEGORIES AS OF JUNE 30, 2008

(in thousands)

(unaudited)

Loan Type	30-59 Days Delinquent	60-89 Days Delinquent	90+ Days Delinquent	Total Delinquent Loans
Real estate - single family	$11,242	$2,063	$7,247	$20,552
Real estate - multifamily	6,112	1,042	7,010	14,164
Real estate - commercial	23,110	6,274	18,326	47,710
Real estate - land	25,825	11,207	46,773	83,805
Real estate - residential construction	69,997	23,526	38,035	131,558
Real estate - commercial construction	13,073	18,042	4,283	35,398
Commercial	11,993	3,434	7,722	23,149
Trade finance	10,030	488	621	11,139
Consumer	476	274	476	1,226
Total Delinquent Loans	$171,858	$66,350	$130,493	$368,701